UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 27, 2022
TYSON FOODS, INC.
(Exact name of Registrant as specified in its charter)

Delaware		001-14704	71-0225165
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

2200 West Don Tyson Parkway,
Springdale,	Arkansas		72762-6999
(Address of Principal Executive Offices)			(Zip Code)
(479) 290-4000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class			Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock	Par Value	$0.10	TSN	New York Stock Exchange
Class B stock is not publicly listed for trade on any exchange or market system. However, Class B stock is convertible into Class A stock on a share-for-share basis.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Transition of Chief Financial Officer
On September 27, 2022, Tyson Foods, Inc. (the “Company”) announced that the Company’s current Chief Financial Officer, Stewart Glendinning, who has served as the Company’s Executive Vice President and Chief Financial Officer since February 2018, will step down from his duties as Executive Vice President and Chief Financial Officer, effective as of October 2, 2022, to transition to the role of Group President Prepared Foods, replacing Noelle O’Mara who departed from the role on September 23, 2022. Mr. Glendinning will remain an executive officer of the Company and an officer for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.
On September 27, 2022, the Company appointed John R. Tyson as the Company’s Executive Vice President and Chief Financial Officer, effective October 2, 2022, to succeed Mr. Glendinning. Mr. Tyson currently serves as Executive Vice President, Strategy and Chief Sustainability Officer of the Company. Mr. Tyson will maintain his responsibilities for corporate development, strategy and sustainability concurrently with his appointment as Chief Financial Officer. Mr. Tyson, 32, has served as the Company’s Executive Vice President, Strategy and Chief Sustainability Officer since October 2021 after serving as the Company’s Chief Sustainability Officer since September 2019, and Director, Office of the Chief Executive Officer since May 2019. Between 2012 and 2017, Mr. Tyson held various roles in investment banking, private equity and venture capital, including with J.P. Morgan. In his roles with the Company, Mr. Tyson has led the Company’s efforts to support a more sustainable protein system, including driving improvement by implementing the Company’s sustainability strategy, as well as managing the sustainability, animal welfare, mergers and acquisitions, strategy, procurement, diversity, equity and inclusion, ventures, commodity purchasing and corporate social responsibility teams, supervising over 700 team members from time to time. Mr. Tyson holds a bachelor’s degree in economics from Harvard University and a Master of Business Administration from the Stanford University Graduate School of Business.
There are no arrangements or understandings between Mr. Tyson and any other person pursuant to which Mr. Tyson was appointed as the Company’s Executive Vice President and Chief Financial Officer.
Mr. Tyson is the son of the Chairman of the Company’s Board of Directors, John H. Tyson. As an employee of the Company, Mr. Tyson receives compensation, including base pay, bonuses, certain employee benefits, and awards under the Company’s stock incentive plan. The details of his compensation for fiscal year 2021 are disclosed in the Company’s proxy statement filed with the Securities and Exchange Commission on December 22, 2021. As part of his compensation, Mr. Tyson is also eligible to participate in the financial, retirement and welfare benefit plans of the Company in a similar manner to other executive officers of the Company. In connection with Mr. Tyson’s appointment as Executive Vice President and Chief Financial Officer, Mr. Tyson will receive an increased base salary of $650,000 and an increase in his target annual incentive payment under the Company’s Annual Incentive Compensation Plan for Senior Executives from 90% to 110% of his annual base salary, with the actual annual incentive payment payable based on performance against certain pre-established Company-wide measures. Besides Mr. Tyson’s current compensation, there are no other reportable related party transactions with respect to Mr. Tyson.
A copy of the press release announcing the appointment of Mr. Tyson as the Company’s Executive Vice President and Chief Financial Officer, the transition of Mr. Glendinning and certain other changes to the Company’s enterprise leadership team is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 8.01 Other Events.
In connection with the matters described in Item 5.02 herein, on September 27, 2022, the Company announced that Amy Tu has been named President, International and Chief Administrative Officer, expanding her current enterprise leadership role of Chief Legal Officer and Secretary, Global Governance and Corporate Affairs. A copy of the press release announcing Ms. Tu’s expanded roles and certain other changes to the Company’s enterprise leadership team is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)Exhibits

Exhibit Number	Description
99.1	Press release, dated September 27, 2022 by Tyson Foods, Inc.
104	Cover Page Interactive Data File formatted in iXBRL.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: September 27, 2022	By:	/s/ Stewart Glendinning

	Name:	Stewart Glendinning
	Title:	Executive Vice President and Chief Financial Officer

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